EXHIBIT 4.2
                   FIRST AMENDMENT TO THE AMENDED AND RESTATED
                         POOLING AND SERVICING AGREEMENT

         THIS FIRST AMENDMENT (this "AMENDMENT") to the Amended and Restated Pooling and Servicing Agreement (the "AGREEMENT") dated as of August 11, 1995, by and among SRI Receivables Purchase Co., Inc., a Delaware corporation (the "TRANSFEROR"), Specialty Retailers, Inc., a Delaware corporation (the "SERVICER") and Bankers Trust (Delaware), a Delaware banking corporation (the "TRUSTEE") is made and entered into as of May 30, 1996 by and among the Servicer, the Trustee and the Transferor, and this Amendment is consented to by
(i) National Westminster Bank Plc, New York branch (the "FACILITY AGENT"), Anagram Funding Corp. ("ANAGRAM") and Argos Funding Corp. ("ARGOS") and (ii) for the limited purpose specified in Section 20 hereof, The Chicago Corporation ("TCC"), SunAmerica Investments, Inc. ("SUNAMERICA") and Pacific Mutual Life Insurance Company ("PACIFIC MUTUAL").
         WHEREAS, pursuant to Section 13.1(b) of the Agreement, all conditions precedent to the Trustee's entering into this Amendment have been satisfied.
         WHEREAS, the Servicer, the Trustee on behalf of the Trust and the Transferor desire to modify and amend certain terms of the Agreement in the manner more particularly described herein below;
         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

         The Servicer, the Trustee on behalf of the Trust and the Transferor hereby agree as follows:

         1. DEFINED TERMS. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement, as amended by this Amendment.

         2. DIVIDEND CONDITION. The definition of Dividend Condition is hereby deleted.

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         3. PORTFOLIO CORRECTION DISTRIBUTION AMOUNT. The definition of
Portfolio Correction Distribution Amount shall read as follows:

                  "PORTFOLIO CORRECTION DISTRIBUTION AMOUNT" means the aggregate Series Portfolio Distribution Amounts for each Series then in its Revolving Period.

         4. PORTFOLIO IMBALANCE EVENT. The definition of Portfolio Imbalance Event shall read as follows:

                  "PORTFOLIO IMBALANCE EVENT" will occur if, on the last day of any Monthly Period occurring during the Revolving Period (the "measuring day"), (a) on each of such day and the last day of each of the preceding eleven consecutive Monthly Periods, (i) the amount of all Cash Equivalents and other amounts on deposit in the Equalization Account exceeded 25% of (ii) the sum of all Principal Receivables and Cash Equivalents and other amounts on deposit in the Equalization Account on each such day, or (b) on each of the measurement day and the last day of the preceding Monthly Period, (i) the amount of all Cash Equivalents and other amounts on deposit in the Equalization Account exceeded 45% of (ii) the sum of Principal Receivables and Cash Equivalents and other amounts on deposit in the Equalization Account on each such day. All such amounts shall be calculated after giving effect to all amounts to be distributed on the Distribution Date following the last day of the applicable Monthly Period.

         5. TRANSFEROR INTEREST. The definition of Transferor Interest is hereby amended and restated as follows:

                  "TRANSFEROR INTEREST" shall mean, on any date of determination, the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination PLUS all amounts on deposit in the Equalization Account (but not including investment earnings on such amounts) at the end of such immediately preceding day, minus the aggregate Adjusted Invested Amount for all Series at the end of such immediately preceding day.

         6. ADJUSTED INVESTED AMOUNT. The definition of Adjusted Invested Amount shall read as follows:

                  "ADJUSTED INVESTED AMOUNT" shall mean, with respect to any Series or any Class, when used with respect to any Business Day, the Invested Amount of such Series or Class, as applicable MINUS any amounts then on deposit in any Principal Account for such Series or Class, as applicable.

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         7. ELIGIBLE RECEIVABLES. Clause (b) of the definition of Eligible
Receivables is hereby amended and restated as follows:

                  (b) it constitutes an "account," a "general intangible" or "chattel paper" as defined in Article 9 of the UCC as then in effect in each Relevant UCC State;

         8. SENIOR EQUALIZATION ACCOUNT PERCENTAGE. The definition of Senior Equalization Account Percentage shall read as follows:

                  "SENIOR EQUALIZATION ACCOUNT PERCENTAGE" shall mean, with respect to any Series on any Business Day, the percentage equivalent of a fraction, the numerator of which is equal to the Adjusted Invested Amount of such Series minus the Adjusted Invested Amount of all Transferor Retained Classes in such Series and the denominator of which is equal to the sum of the Adjusted Invested Amounts of all Series in Amortization Periods minus the Adjusted Invested Amount of all Transferor Retained Classes of such Series.

         9.       LIMITED REPURCHASE OF DEFAULTED RECEIVABLES.

                  (a) SECTION 2.4(F) is hereby amended and restated as follows:

                  LIMITED REPURCHASE OF DEFAULTED RECEIVABLES. (i) On each Distribution Date with respect to a Monthly Period during each fiscal year of the Transferor, the Transferor shall repurchase from the Trust all Receivables transferred to the Trust by the Transferor which have theretofore become Defaulted Receivables during the period commencing on the first day of such fiscal year and ending on the last day of such Monthly Period (the "YEAR-TO-DATE PERIOD"); provided, that (A) the Pro Forma Condition has been satisfied as of such date, (B) the Originator has elected to repurchase Defaulted Receivables pursuant to the Receivables Purchase Agreement, (C) no Amortization Period is then in effect for any Series, and (D) the Transferor shall not repurchase, with respect to any Monthly Period, an amount of Defaulted Receivables which will cause the aggregate cumulative principal amount of Defaulted Receivables repurchased by the Transferor for the Year-to-Date Period to exceed 95% of the product of (1) the cumulative principal amount of Receivables transferred pursuant to this Agreement by the Transferor during such Year-to-Date Period MULTIPLIED by (2) the percentage equivalent of a fraction, the numerator of which is the aggregate principal amount of Defaulted Receivables recorded by the Transferor during the immediately preceding fiscal year, and the denominator of which is the cumulative principal amount of Receivables transferred pursuant to this Agreement by the Transferor during the immediately preceding fiscal year (such percentage equivalent, the "PRIOR YEAR'S DEFAULT RATIO").

                  (ii) The Transferor shall deposit, on the Transfer Date (in next day funds) preceding each Distribution Date on which Defaulted Receivables are repurchased, an amount equal to the principal amount of Defaulted Receivables being repurchased (the

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         "DEFAULTED RECEIVABLE REPURCHASE AMOUNT") into the Collection Account.
         On such Distribution Date, such repurchased Defaulted Receivables and all monies due or to become due with respect thereto and all proceeds of such repurchased Defaulted Receivables allocated to such repurchased Defaulted Receivables for which the Defaulted Receivable Repurchase Amount has been paid shall be released to the Transferor after payment of all amounts otherwise due hereunder on or prior to such dates and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by the Transferor to vest in the Transferor or its designee or assign, all right, title and interest of the Trust in and to such repurchased Defaulted Receivables, all monies due or to become due with respect thereto and all proceeds of such repurchased Defaulted Receivables. Thereafter, such repurchased Defaulted Receivables shall not be considered Receivables for any purpose hereunder other than (x) for purposes of calculating a Prior Year's Default Ratio and (y) to the extent provided in the definition of "Default Amount."

                      (iii)In consideration for the Transferor's repurchase of Defaulted Receivables as set forth in this subsection 2.4(f), so long as the Transferor complies with such obligation, the Transferor shall retain any amounts other than Recoveries received by the Transferor with respect to Defaulted Receivables.

         10. COVENANTS OF THE TRANSFEROR. Section 2.5(a) of the Agreement is hereby amended and restated in its entirety as follows:

                  RECEIVABLES TO BE ACCOUNTS, GENERAL INTANGIBLES OR CHATTEL PAPER. Transferor will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the Relevant UCC State). The Transferor will take no action to cause any Receivable to be anything other than an "account," "general intangible" or "chattel paper" (each as defined in the UCC as in effect in the Relevant UCC State).

         11. ADJUSTMENTS. The last two sentences of Section 3.8(a) of the Agreement are hereby amended and restated in their entirety as follows:

         In the event that, following any such exclusion, the Transferor Interest would be less than the Minimum Transferor Interest, within two Business Days of the date on which such adjustment obligation arises, the Transferor shall pay to the Servicer, for deposit into the Collection Account in immediately available funds an amount equal to the amount by which the Transferor Interest would be reduced below the Minimum Transferor Interest. Any amounts deposited into the Collection Account in connection with the adjustment of a Receivable (an "ADJUSTMENT PAYMENT") shall be applied in accordance with Article IV and the terms of each Supplement.

         12. AMOUNTS IN EQUALIZATION ACCOUNT. SECTION 4.3(F) of the Agreement shall be amended and restated to read:

                  (f) AMOUNTS IN EQUALIZATION ACCOUNT. Amounts on deposit in the Equalization Account on any Business Day will be invested by the Servicer (or, at the direction of the Transferor, by the Trustee) on behalf of the Transferor in Cash Equivalents which shall mature and be available on or before the next Business Day on which amounts may be released from the Equalization Account. Earnings from such investments received shall be deposited in the Collection Account and treated as Finance Charge Collections. Any investment instructions to the Trustee shall be in writing and shall include a certification that the proposed investment is a Cash Equivalent that matures at or prior to the date required by this Agreement. If on any Business Day other than a Business Day on which a Prospective Pay Out Event has occurred and is continuing, the Transferor Interest is greater than the Minimum Transferor Interest, amounts on deposit in the Equalization Account may, at the option of the Transferor, be released to the Holder of the Exchangeable Transferor Certificate. On the first Business Day of the Amortization Period for any Series, funds on deposit in the Equalization Account will be deposited in the Principal Account for such Series to the extent of the lesser of (x) the Invested Amount of such Series and (y) the product of (i) the product of (A) 100% minus the Transferor Percentage minus the Fixed Allocation Percentage represented by any Class of Transferor Retained Certificates and (B) the amount on deposit in the Equalization Account at the beginning of such Amortization Period and (ii) the Senior Equalization Account Percentage for such Series. Any funds in the Equalization Account on any subsequent day will be allocated to Investor Certificates of each Series in an Amortization Period (other than any Transferor Retained Class of such Series) to the extent that Default Amounts allocated to the Transferor Interest or adjustments as described in subsection 3.8 would cause the Transferor Interest to be less than the Minimum Transferor Interest and, with respect to any credit adjustment, the Transferor has not made an Adjustment Payment to the Collection Account, in an amount equal to the least of (i) the product of (A) such reduction below the Minimum Transferor Interest and (B) the Senior Equalization Account Percentage for such Series, (ii) the product of
         (A) the amount of funds available in the Equalization Account and (B) the Senior Equalization Account Percentage and (iii) the Adjusted Invested Amount of such Series (other than the Adjusted Invested Amount of any Transferor Retained Class). To the extent provided in any Supplement, remaining funds in the Equalization Account shall be allocated to the Investor Certificates of any Series in an Amortization Period (other than any Transferor Retained Class) to the extent of the least of (i) Investor Charge-Offs allocated to such Transferor Retained Class, (ii) the product of (A) the amount of funds available in the Equalization Account and (B) the Senior Equalization Account Percentage for such Series and (iii) the aggregate Adjusted Invested Amount of such Investor Certificates (other than such Transferor Retained Class). On and after the day on which principal payments are being allocated for payment to any Transferor Retained Class of a Series any amounts remaining on deposit in the Equalization Account will be deposited in the Principal Account for such Series in an amount not to exceed the Invested Amount of such Transferor Retained Class of such Series.

         13. APPLICATION OF FUNDS ON DEPOSIT IN THE COLLECTION ACCOUNT FOR THE CERTIFICATES. The following shall be added to SECTION 4.3 of the Agreement:

                  (g) PORTFOLIO IMBALANCE EVENT. On the first business day following a Portfolio Imbalance Event, funds on deposit in the Equalization Account will be deposited, in accordance with written instructions from the Servicer, in the Principal Account to the extent of the Portfolio Correction Distribution Amount.

         14. REGISTRATION OF TRANSFER AND EXCHANGE CERTIFICATES. SECTION 6.3(B) is hereby amended and restated in its entirety as follows:

                  (b) Except as provided in Section 6.9 or 7.2 or in any Supplement, in no event shall the Exchangeable Transferor Certificate or any interest therein be transferred, sold, exchanged, pledged, participated or otherwise assignment hereunder (each of the above, a "TRANSFER"), in whole or in part, unless (i) the Servicer shall have provided an Officer's Certificate to the Trustee to the effect that such sale, exchange, pledge, participation or assignment will not materially adversely affect the interests of the Certificateholders,
         (ii) such sale, exchange, pledge, participation or assignment shall not, as evidenced by an Opinion of Counsel, cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have a material adverse impact on the Federal income taxation of any outstanding Series of Investor Certificates and (iii) the Servicer shall have provided at least ten Business Days prior written notice to each Rating Agency of such sale, exchange, pledge, participation or assignment and shall have received written confirmation from each Rating Agency to the effect of the original rating of any Series or any class of any Series will not be reduced or withdrawn as a result of such sale, exchange, pledge, participation or assignment, a copy of which confirmation will be provided to the Trustee.

         15. NO BANKRUPTCY PETITION AGAINST THE TRANSFEROR. Section 13.17 shall read as follows:

                  Section 13.17 NO BANKRUPTCY PETITION AGAINST THE TRANSFEROR. The Trustee and each Investor Certificateholder, by its acceptance of an Investor Certificate, severally and not jointly, hereby covenant and agree that, prior to the date which is one year and one day after the payment in full of all outstanding Investor Certificates issued by the Trust, none of them will institute against, or join any other Person in instituting against, the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         16. EFFECTIVENESS OF AMENDMENTS. The parties hereto expressly acknowledge that the effectiveness of this Amendment is conditioned upon the following:

                  (a) the receipt of written confirmation from each Rating Agency to the effect that the original rating of any Series or any class of any Series will not be reduced or withdrawn as a result of this Amendment;

                   (b) the receipt of written consents to this Amendment from holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of each and every Series adversely affected;

                  (c) confirmation by Kirkland & Ellis that this Amendment does not alter the conclusions with respect to "true sale,"
         "non-consolidation" and preferential transfer expressed in its opinion letter dated April 4, 1996.

Upon satisfaction of the foregoing conditions, this Amendment shall be deemed effective on the date hereof. Except as expressly set forth above, all terms of the Agreement shall be and remain in full force and effect and shall constitute the legal, valid and binding and enforceable obligations of the parties thereto. To the extent any terms and conditions in the Agreement shall contradict or be in conflict with any provisions of this Amendment, the provisions of this Amendment shall govern.

         17. EXPENSES. The Servicer hereby agrees to pay all reasonable attorneys' fees incurred by each of the Facility Agent, Trustee, Anagram and Argos in connection with this Amendment.

         18. GOVERNING LAW. THIS AMENDMENT AND THE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PROTECTION OF THE PURCHASER'S OWNERSHIP OF THE

PURCHASED RECEIVABLES, OR REMEDIES HEREUNDER IN RESPECT THEREOF, MAY BE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         19. COUNTERPARTS. This Amendment may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement. 20. ACKNOWLEDGEMENTS. By execution and delivery of this Amendment in the space provided below, each of the Trustee, the holders of the Series 1993-2 Investor Certificates, Class A, and the Majority Holders of the Series 1995-1 Investor Certificates, Class A acknowledge and consent to the terms of this Amendment, the Amended and Restated Receivables Purchase Agreement, the Amended and Restated Series 1995-1 Supplement, the Amended and Restated Series 1993-2 Supplement and the Amended and Restated 1993-1 Supplement each in the form attached hereto. Notwithstanding the foregoing, Section 4.16 of the Amended and Restated Series 1993-1 Supplement shall not become effective unless and until Argos, Pacific Mutual and SunAmerica, as holders of Investor Certificates issued thereunder, have executed and delivered this Amendment, and Section 4.16 of the Amended and Restated Series 1995-1 Supplement shall not become effective unless and until TCC, as holder of an Investor Certificate issued thereunder, has executed and delivered this Amendment. 21. The Trustee shall not be responsible in any manner whatsoever for or in respect of the sufficiency of this Amendment or for or in respect of any recitals contained herein, all of which recitals are made solely by the Transferor.

         22. By execution of this Amendment, Anagram Funding Corp., Argos Funding Corp. and National Westminster Bank Plc, as holders of Investor Certificates, agree that the Transferor shall be entitled (but not required) to transfer to the Trustee, for the benefit of the Investor Certificateholders of any or all outstanding Series, one or more interest rate cap agreements, interest rate spread agreements or interest rate collar agreements (the "New Rate Protection Agreements"), without further consent of the Investor Certificateholders, subject to the following conditions:

         (a) the existing Interest Rate Cap Agreements for each outstanding Series shall remain in full force and effect;

         (b) no assets of the Trust or the Transferor shall be used to acquire the New Rate Protection Agreements;

         (c) the New Rate Protection Agreements shall impose no payment obligations upon the Trustee or the Transferor;

         (d) the Servicer shall provide at least ten Business Days prior written notice to each Rating Agency of such addition of New Rate Protection Agreements and each Rating Agency shall confirm in writing that (i) the transfer of the New Rate Protection Agreements to the Trustee and (ii) any amendments to the applicable Supplements which have been made for the purpose of transferring such New Rate Protection Agreements to the Trustee (together, the "Addition")shall not result in a downgrade or withdrawal of the original rating of any outstanding Investor Certificates;

         (e) such Addition shall not, as evidenced by an Opinion of Counsel, cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the characterization of the Investor Certificates for Federal income tax purposes; and

         (f) the Servicer shall have provided an Officer's Certificate to the Trustee to the effect that such amendment will not materially and adversely affect the interests of the Investor Certificateholders.

         IN WITNESS WHEREOF, the parties thereto have executed this Amendment on the day and year first above written.

                                             SPECIALTY RETAILERS, INC., Servicer

                                             By:      __________________________
                                             Its:     Chief Financial Officer

                                             SRI RECEIVABLES PURCHASE CO., INC.,
                                             Transferor

                                             By:      __________________________
                                             Its:     Chief Financial Officer

                                             BANKERS TRUST (DELAWARE), Trustee

                                             By:      ________________________
                                             Its:     ________________________


                                             NATIONAL WESTMINSTER BANK, Plc,
                                             New York Branch

                                             By:      ________________________
                                             Its:     ________________________

                                             ANAGRAM FUNDING CORP.

                                             By:      ________________________
                                             Its:     ________________________

                                             ARGOS FUNDING CORP.


                                             By:      ________________________
                                             Its:     ________________________

                                             THE CHICAGO CORPORATION


                                             By:      ________________________
                                             Its:     ________________________

                                             SUNAMERICA INVESTMENTS, INC.


                                             By:      ________________________
                                             Its:     ________________________

                                             PACIFIC MUTUAL LIFE INSURANCE
                                             COMPANY


                                             By:      ________________________
                                             Its:     ________________________